UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 12, 2007

CHINA FRUITS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

0-22373
(Commission File Number)

58-2027283
(I.R.S. Employer Identification No.)

Fu Xi Technology & Industry Park, Nan Feng County
Jiang Xi Province, P. R. China
(Address of Principal Executive Offices) (Zip Code)

(86794) 326-6199
(Registrant's Telephone Number, Including Area Code)

Copies to:
Greentree Financial Group, Inc.
7951 SW 6th Street, Suite 216
Plantation, FL 33324
(954) 424-2345 Tel
(954) 424-2230 Fax

   This Current Report on Form 8-K is filed by China Fruits Corporation, a Nevada corporation (the “Registrant”), in connection with the items set forth below.

ITEM 1.01 Entry Into A Material Definitive Agreement

Winery Agreement

As of January 23, 2007, Registrant entered into a winery agreement with Shenzhen Loulan Red Wine Company Ltd (“Loulan”), pursuant to which Registrant will ferment wine for Loulan for a total value of not less than $3,750,000. The agreement commenced on February 1, 2007 and will end on February 1, 2008.

Sales Agreement

In February of 2007, Registrant entered into a series of sales agreements with two unrelated companies pursuant to which Registrant shall provide total orange sales of not less than 6,000 tons in 2007.

On February 6, 2007, the company entered into a sales agreement with Liaoning Shenyang Yunpeng Fruits Limited ("Yunpeng") for the sale of Registrant's brand name oranges. Pursuant to the sales agreement, Yunpeng will be the exclusive distributor of Registrant's brand name oranges within three provinces in Northeast China.

On February 8, 2007, the company entered into a sales agreement with Inner Mongolian Manchuria Menglin Fruits Limited ("Menglin") for the sale of Registrant's brand name oranges. Pursuant to the sales agreement, Menglin will export 3,000 tons of Registrant's brand name oranges to Russia, in 2007. Menglin will be the general distributor of Registrant in the Russian market.

The Registrant currently has 35,229,693 issued and outstanding shares of common stock that trade on the Over-The-Counter Bulletin Board under the symbol "CHFR".

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOICE DIARY INC.

Date: March 12, 2007	By:	/s/ Chen, Quan Long
Chen, Quan Long President, Chief Executive Officer and Chairman of the Board of Directors

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EXHIBIT INDEX

Exhibit Number	Description

10.1	English translation of the brewage agreement, dated January 23, 2007
10.2	English translation of the sales agreement, dated February 6, 2007
10.3	English translation of the sales agreement, dated February 8, 2007

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